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                                                                 Exhibit 32(b)



                                    TXU CORP.
                       Certificate Pursuant to Section 906
                         of Sarbanes - Oxley Act of 2002
                             CERTIFICATION OF CFO

     The undersigned, H. Dan Farell, Executive Vice President and Chief Financial Officer of TXU Corp. (the "Company"), DOES HEREBY CERTIFY that:

   1. The Company's Current Report on Form 8-K filed on or about September 22, 2003 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

  2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

      IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 22nd day of September, 2003.





                                       /s/ H. Dan Farell
                                  ------------------------------------
                                  Name:    H. Dan Farell
                                  Title:   Executive Vice President
                                           and Chief Financial Officer






A signed original of this written statement required by Section 906 has been provided to TXU Corp. and will be retained by TXU Corp. and furnished to the Securities and Exchange Commission or its staff upon request.